SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 12, 2009

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavik, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry into A Material Definitive Agreement.

(a)

Amendment of Note

Effective November 12, 2009, the secured promissory note dated September 11, 2009, among deCODE genetics, Inc. (“deCODE”), MediChem Life Sciences, Inc., deCODE Biostructures, Inc. and Saga Investments LLC, as amended on September 25, 2009, October 1, 2009, October 9, 2009, October 15, 2009, October 21, 2009, October 26, 2009 and November 3, 2009 (the “Bridge Note”) was further amended to increase the principal amount thereof to $5,424,000 and the maturity date was extended to November 15, 2009.

Asset Purchase Agreement with Beryllium, LLC

On November 13, 2009, deCODE and its subsidiary MediChem Life Sciences, Inc. (“MediChem”) entered into a stock purchase and sale agreement (the “Stock Purchase Agreement”) with Beryllium, LLC (“Beryllium) pursuant to which MediChem sold all of the outstanding capital stock of its subsidiaries Emerald Biostructures, Inc. (formerly, deCODE Biostructures, Inc.) and Emerald BioSystems, Inc (together, the “Companies”) to Beryllium and deCODE guaranteed MediChem’s obligations under the Stock Purchase Agreement.   The purchase price for such capital stock consisted of an initial payment of $3,000,000 and a potential earn-out payment of the amount by which the Companies’ EBITDA for the one year period ending December 31, 2010 exceeds $3,054,000, up to $1,000,000.  The Stock Purchase Agreement contains customary covenants and indemnification obligations of MediChem as to which deCODE is a guarantor.

The consideration paid at the closing under the Stock Purchase Agreement was applied to amounts due to creditors of the Companies, including amounts outstanding under the Bridge Note.

DIP Loan Agreement

On November 16, 2009 deCODE entered into a debtor-in-possession loan agreement (the “DIP Loan Agreement”) with Saga Investments, LLC (“Saga”).  The DIP Loan Agreement contains Saga’s commitment to make a loan (the “DIP Loan”) to deCODE in an aggregate amount not to exceed (i) $3,600,000 prior to the entry of a final borrowing order by the Court (as defined in Item 1.03 below)  and (ii) $11,117,928  less any amount previously advanced under the DIP Loan Agreement after the entry of a final borrowing order by the Court, provided that the Court authorizes the application of the proceeds of the DIP Loan to the repayment of obligations outstanding under the Bridge Note.   Saga’s commitment to extend credit under the DIP Loan Agreement is subject to the satisfaction of certain conditions, including Court approval, and will expire (i) on November 23, 2009 if the Court does not enter an interim borrowing order on or before that date and (ii) on December 6, 2009 if the Court does not enter a final borrowing order on or before that date.

The DIP Loan will be guaranteed by each of deCODE’s existing and future direct and indirect subsidiaries (the “Guarantors”), each of which will execute and deliver a guaranty of the DIP Loan to Saga. To secure their obligations under the Note and such guaranties, deCODE and each of the Guarantors will execute and deliver to Saga a security agreement pursuant to which it will grant Saga a security interest in all of its personal property, tangible and intangible, now owned and later acquired, including capital stock in subsidiaries.

The DIP Loan will bear interest at the rate of 8% per annum and will be payable on the earlier of (i) January 15, 2010 and (ii) the date of any sale, transfer or other disposition of all or substantially all of deCODE’s assets or stock.  deCODE may repay the DIP Loan, in whole or in part, at any time but amounts repaid may not be re-borrowed. The proceeds of the DIP Loan will be used, among other things, to provide ongoing working capital for deCODE during the Chapter 11 Case (as defined in Item 1.03 below) and to provide for other general corporate purposes of deCODE, in each case in accordance with a budget approved by Saga.

The DIP Loan Agreement contains customary representations and warranties and affirmative and negative covenants of deCODE.

The description of the DIP Loan Agreement and the related security agreement set forth above is qualified in all respects by reference to the provisions of the DIP Loan Agreement and the security agreement, which are filed as exhibits hereto and incorporated by reference herein.

Asset Purchase Agreement with Saga Investments, LLC

On November 16, 2009 deCODE entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Saga pursuant to which Saga agreed to purchase from deCODE (1) all of the equity interests of deCODE in deCODE’s Icelandic subsidiary, Islensk erfdagreining ehf (“Iceland Sub”) and (2) all intellectual property rights and other tangible and intangible assets of deCODE related to (i) the business conducted by Iceland Sub or (ii) deCODE’s drug compounds historically designated as DG041, DG051 and DG071.  Pursuant to the Purchase Agreement the consideration payable by Saga for such equity interests and assets will be the sum of (A) cash consideration in an amount equal to the greater of (a)  $11,000,000 minus amounts outstanding under the DIP Loan Agreement and the Bridge Note (the “Base Cash Price”) and (b) $3,000,000, (B) additional cash consideration equal to 25% of the net cash proceeds from the sale, license, or other monetization of DG041, DG051, and DG071 received within 24 months after the date of the closing minus $3 million, and (C) a non-voting junior convertible preferred membership interest in Saga, representing a fully-diluted ownership interest of approximately 15% of Saga.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification obligations of deCODE and provides for deCODE to pay a break-up fee of 3.5% of the Base Cash Price plus reimbursement of all of the reasonable and documented expenses of Saga and its members related to deCODE’s Chapter 11 case up to the amount of $500,000 if deCODE determines to sell or otherwise dispose of its assets other than to Saga pursuant to the Purchase Agreement.

Consummation of the transactions contemplated by the Purchase Agreement is subject to a number of conditions, including approval of the Court.

The description of the Purchase Agreement set forth above is qualified in all respects by reference to the provisions of the Purchase Agreement, which is filed as an exhibit hereto and incorporated by reference herein.

Note Regarding the Asset Purchase Agreement, the Security Agreement and the DIP Loan Agreement

The representations and warranties of each party set forth in the Asset Purchase Agreement, the Security Agreement and the DIP Loan Agreement (the “Agreements”) have been made solely for the benefit of the other party to the Agreements.  In addition, such representations and warranties (a) have been qualified by confidential disclosures made to the other party in connection with the Agreements, (b) are subject to materiality qualifications contained in the Agreements which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Agreements or such other date as is specified in the Agreements, and (d) may have been included in the Agreements for the purpose of allocating risk between deCODE and Saga rather than establishing matters as facts.  Accordingly, the Agreements are included with this filing only to provide investors with information regarding the terms of the Agreements, and not to provide investors with any other factual information regarding the parties or their respective businesses.  The Agreements should not be read alone, but should instead be read in conjunction with the other information regarding deCODE in the Forms 10-K, Forms 10-Q and other documents that deCODE files with the Securities and Exchange Commission (“SEC”).

Item 1.03.    Bankruptcy or Receivership.

On November 16, 2009, deCODE filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (“the Court”).  deCODE is continuing to operate its business and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

A copy of the press release announcing the filing of the petition and the DIP Loan Agreement and Purchase Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amendment of Note and the DIP Loan Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Case described in Item 1.03 above constituted an Event of Default under the indentures pursuant to which deCODE’s 3.5% Senior Convertible Notes due April 15, 2011 (the “Notes”) were issued.  As a result of this Event of Default, all outstanding principal and interest under the Notes became automatically and immediately due and payable.  deCODE believes that any efforts to enforce the payment obligations under the Notes are stayed as a result of the filing of the Chapter 11 Case.  The amount of principal and interest currently outstanding with respect to the Notes, which is material to deCODE, is approximately $234,700,000.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

	2.1	Asset Purchase dated as of November 16, 2009 by and between deCODE genetics, Inc. and Saga Investments, LLC

	10.1	Debtor-In-Possession Loan Agreement dated as of November 16, 2009 by and between deCODE genetics, Inc. and Saga Investments, LLC

	10.2.	Debtor-In-Possession Security Agreement dated as of November 16, 2009 by and among deCODE genetics, Inc. and Saga Investments, LLC

	99.1	Press Release issued November 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ KARI STEFANSSON
Kari Stefansson
President and Chief Executive Officer

Dated:  November 17, 2009